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                   Exhibit 21 - Subsidiaries of the Registrant

The following are the subsidiaries of Fulton Financial Corporation:

                                       State of Incorporation      Name Under Which
             Subsidiary                   or Organization        Business is Conducted
             ----------                   ---------------       -----------------------
Fulton Bank                                 Pennsylvania        Fulton Bank
One Penn Square
P.O. Box 4887
Lancaster, Pennsylvania 17604

Lebanon Valley Farmers Bank                 Pennsylvania        Lebanon Valley Farmers Bank
555 Willow Street
P. O. Box 1285
Lebanon, Pennsylvania 17042

Swineford National Bank                     Pennsylvania        Swineford National Bank
227 East Main Street
Middleburg, Pennsylvania 17842

Lafayette Ambassador Bank                   Pennsylvania        Lafayette Ambassador Bank
360 Northampton Street
Easton, Pennsylvania 18042

Fulton Financial Realty Company             Pennsylvania        Fulton Financial Realty Company
One Penn Square
P.O. Box 4887
Lancaster, Pennsylvania 17604

Fulton Life Insurance Company               Arizona             Fulton Life Insurance Company
One Penn Square
P.O. Box 4887
Lancaster, Pennsylvania 17604

FNB Bank, N.A.                              Pennsylvania        FNB Bank, N.A.
354 Mill Street
P.O. Box 279
Danville, Pennsylvania 17821

Hagerstown Trust Company                    Maryland            Hagerstown Trust
83 West Washington Street
Hagerstown, Maryland 21740

Central Pennsylvania Financial Corp.        Pennsylvania        Central Pennsylvania Financial Corp.
One Penn Square
P.O. Box 4887
Lancaster, Pennsylvania 17604

                                       State of Incorporation      Name Under Which
          Subsidiary                      or Organization        Business is Conducted
          ----------                      ---------------       -----------------------
Delaware National Bank                      Delaware            Delaware National Bank
Route 113 North
P. O. Box 520
Georgetown, DE 19947

The Bank                                    New Jersey          The Bank
100 Park Avenue
P.O. Box 832
Woodbury, NJ 08096

FFC Management, Inc.                        Delaware            FFC Management, Inc.
900 Market Street, Second Floor
Wilmington, DE 19801

Woodstown National Bank                     New Jersey          Woodstown National Bank
1 South Main Street
Woodstown, NJ 08098

The Peoples Bank of Elkton                  Maryland            The Peoples Bank of Elkton
130 North Street
P.O. Box 220
Elkton, MD 21922

Skylands Community Bank                     New Jersey          Skylands Community Bank
176 Mountain Avenue
Hackettstown, NJ 07840

Fulton Financial Advisors, N.A.             Pennsylvania        Fulton Financial Advisors, N.A.
One Penn Square
P.O. Box 7989
Lancaster, Pennsylvania 17604

Fulton Insurance                            Pennsylvania        Fulton Insurance
  Services Group, Inc.                                            Services Group, Inc.
One Penn Square
P.O. Box 7989
Lancaster, Pennsylvania 17604

Dearden, Maguire, Weaver and                Pennsylvania        Dearden ,Maquire, Weaver
  Barrett LLC                                                     and Barrett LLC
One Tower Bridge
100 Front Street Suite 560
West Conshohocken, PA 19428

Drovers Capital Trust I                     Delaware            Drovers Capital Trust I
103 Faulk Road, Suite 202
Wilmington, DE 19803

Pennbanks Insurance Company                 Cayman Islands      Pennbanks Insurance Company
Genesis Building
P O Box 1363 GT
Grand Cayman, B.W.I